Exhibit 4.(a).1.1

October 28, 2009

To:          Advent Investments Pte Ltd
                Shareholders of Partner Communications Company Ltd. Listed on Annex A Attached Hereto

Re: Letter of Undertaking

We, the undersigned, Scailex Corporation Ltd ("Scailex"), hereby undertake and agree to be bound by the Restatement of the Relationship Agreement by and among the shareholders of Partner Communications Company Ltd. (the "Company") listed on Annex A attached hereto, dated April 20, 2005 ("Relationship Agreement"), as if it were an original party thereto.

In no way derogating from the foregoing, the undersigned hereby undertake and agree to maintain the “Required Founders Percentage” (as such term is defined in the Relationship Agreement and Section 22A of the licence dated April 7, 1998 granted by the Minister of Communications to the Company, as amended from time to time).

This letter of undertaking shall be deemed to join the undersigned as a party to the Relationship Agreement. As of the date hereof, Advent Investments Pte Ltd shall relinquish their rights and be released from their corresponding obligations under the Relationship Agreement.

Sincerely,
SCAILEX CORPORATION LTD.
Signature :__________________ Name: __________________ Title: __________________

Acknowledged and Agreed:

ADVENT INVESTMENTS PTE LTD

Signature : __________________
Name: __________________
Title: __________________

Cc: Partner Communications Company Ltd.

Annex I

Shareholders Table

No.	Name	Reg. No.
1	Eurocom Communications Ltd.	51-082316-4
2	Hot Investments and Financing Ltd.	51-212970-1
3	The Phoenix Insurance Company Ltd.	52-002318-5
4	The Phoenix Pension and Provident Fund Management Ltd.	51-175151-3
5	The Phoenix Provident Fund Ltd.	51-347750-5
6	Excellence Tagmulim and Pitzuim	51-302648-4*
7	Excellence Hishtalmut	51-302648-4*
8	Excellence Merkazit Lepitzuim	51-302648-4*
The First International Bank of Israel Ltd.
9	Provident fund Israel IBM corporation employees ltd	52-002272-4
10	Continuing education fund for high school and seminar teachers and inspectors ltd	52-002839-0
11	Continuing education fund for teachers and kinder Garden teachers ltd	52-002725-1
Harel Insurance Company Ltd.
12	Nativ Gemel	52-002235-1
13	Harel Pensia	51-226759-2
14	Harel Insurance Company ltd – Maslulim	52-000407-8
15	Harel Insurance Company ltd - on behalf of the participating policies	52-000407-8
16	Otzma leumi kupat tagmulim-leAtzmaim	52-002149-4
17	Rimon kupat tagmulim leAtzmain vele shirim	52-002364-9
18	Taoz kupat tagmulim leAtzmain vele shirim	52-002245-0
Mizrahi Tfahot Bank Ltd.
19	"Atid " central provident savings scheme fund of united mizrahi bank	52-002155-1
20	Assaf continuing education for employees of united mizrahi bank ltd	52-003156-8
21	Lior central provident savings scheme fund of united mizrahi bank ltd	52-003183-2
22	Severance Pay fund of united mizrahi bank ltd	52-002257-5

Dash Kuput Gemel Ltd.
23	Dash Gemel	51-206520-2
24	Dash Hishtalmut	51-206520-2
25	Capital Gemel Zahav	51-206520-2
26	Capital Gemel	51-206520-2
27	Capital Hishtalmut	51-206520-2
28	Capital Berger Economist Clali	51-206520-2
29	Capital Berger Economist Hishtalmut	51-206520-2
30	Dash Kupat Gemel Titanium	51-206520-2
31	Dash Titanium Keren Hishtalmut	51-206520-2
Direct Provident Managements Ltd.
32	Direct Provident Funds Management Ltd. as trustee of "Yashir Hamelacha" Provident and Compensation Fund of Direct Insurance Group	51-372869-1
33	Direct Provident Funds Management Ltd. as trustee of "Yashir Meiron" Provident Fund of Self Employed Persons of Direct Insurance Group	51-372869-1
34	Direct Provident Funds Management Ltd. as trustee of "Yashir Mishtalem A" Funds for Continuing Education of Direct Insurance Group	51-372869-1
35	Direct Provident Funds Management Ltd. as trustee of "Yashir Mishtalem B" Funds for Continuing Education of Direct Insurance Group	51-372869-1
36	Direct Provident Funds Management Ltd. as trustee of "Yashir Atidoth" Provident and Compensation Fund of Direct Insurance Group	51-372869-1
37	Direct Provident Funds Management Ltd. as trustee of Yashir Central Fund for the Payment of Severance Pay of Direct Insurance Group	51-372869-1
38	Direct Provident Funds Management Ltd. as trustee of "Yashir Keren Hashefa" Provident and Compensation Fund of Direct Insurance Group	51-372869-1
39	Direct Provident Funds Management Ltd. as trustee of "Yashir Teuza" - Provident and Compensation Fund of Direct Insurance Group	51-372869-1
40	Direct Provident Funds Management Ltd. as trustee of "Yashir Compensation - Hamelacha" of Direct Insurance Group	51-372869-1
41	Direct Provident Funds Management Ltd. as trustee of "Yashir Tohelet" Provident and Compensation Fund of Direct Insurance Group	51-372869-1
42	Direct Provident Funds Management Ltd. as trustee of "Yashir Menifa" - Provident Fund for Bank of Israel Employees	51-372869-1
43	Direct Provident Funds Management Ltd. as trustee of "Yashir Security" Pension Fund for Artisans, Industrialists and Self Employed Persons of Direct Insurance Group	51-372869-1

*The registration no. is of Excellence Nesuah Gemel Ltd. which manages those provident funds